Exhibit 4.22

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT VIVOPOWER PLC CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. OMISSIONS ARE DESIGNATED WITH [***]

BRIDGE FINANCE LOAN AGREEMENT

Amount: US$3,500,000	Repayment Date: 23 January 2026

TAG INTL DMCC, of [***] (the “Lender”) hereby unconditionally agrees to pay to VivoPower International PLC of [***] (the “Borrower”) the principal amount of US$3,500,000 (the “Loan”), on 17th January 2026 in accordance with this Bridge Finance Loan Agreement (this “Agreement”).

The Borrower hereby unconditionally promises to repay to the Lender the Loan, together with all accrued interest thereon, as provided in this Agreement.

1.	Payment Dates.

(a)	Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Agreement shall be due and payable on 23 January 2026 assuming payment is received by the Borrower on 17th January 2026. The Payment Date will be delayed by the number of days after 17 January 2026 that the Loan is received in the Borrower’s bank account (the “Payment Date”). For the avoidance of doubt, the Payment Date shall in no event be later than seven (7) days after the date on which the Loan is received in the Borrower’s bank account.

2.	Interest.

(a)	Interest Rate. Except as provided in Section 2(c), the Loan shall bear interest at a rate of 5%. (the “Interest Rate”).

(b)	Interest Payment Date. Interest of $175,000 shall be payable on the Payment Date.

(c)	Default Interest. Upon the occurrence and during the continuance of an Event of Default, any overdue amount shall bear interest at a rate of 1.75% per week (the “Default Rate”), calculated on a weekly basis, from the date such amount became due until the date such amount is irrevocably received in full by the Lender, whether before or after judgment.

(d)	Computation of Interest. For any portion of the Loan that is repaid late, interest shall not accrue on the date on which such payment is made.

(e)	Interest Rate Limitation. If at any time the Interest Rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable law, such Interest Rate shall be reduced automatically to the maximum rate permitted.

3.	Payment Mechanics.

(a)	Manner of Payment. All payments including the Loan and repayment of the Loan and interest shall be made in US dollars no later than 5PM on the date on which such payment is due. Such payments shall be made by wire transfer of immediately available funds to the account at a bank specified by the Party receiving the payment in writing from time to time.

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(b)	Loan Disbursement (to Borrower). The Loan shall be advanced by the Lender to the Borrower’s following bank account:

Account Name: [***]

Bank: [***]

Bank Address: [***]

 Account Number: [***]

BIC: [***]

USA FW/ABA Routing Number: [***]

(c)	Loan Repayment (to Lender). All repayments by the Borrower (including principal, interest, default interest and any other amounts) shall be made exclusively to the Lender’s following bank account or any other TAG INTL DMCC account nominated by the Lender in writing:

Account Name: [***]

Bank: [***]

 Account Number: [***]

IBAN Number: [***]

Swift Code: [***]

Routing Code: [***]

4.	Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

(a)	Existence. The Borrower is duly incorporated and validly existing, and in good standing under the laws of the state of its organization. The Borrower has the requisite power and authority to own, lease, and operate its property, and to carry on its business.

(b)	Power and Authority. The Borrower has the requisite power and authority to execute, deliver, and perform its obligations under this Agreement.

(c)	Authorization; Execution and Delivery. The execution and delivery of this Agreement by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary action in accordance with applicable law. The Borrower has duly executed and delivered this Agreement.

(d)	Solvency. The Borrower is solvent and able to pay its debts as they fall due, and no insolvency or similar proceedings have been commenced or are threatened against it.

5.	Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a)	Failure to Pay. The Borrower fails to repay the Loan and interest by the Repayment Date.

(b)	Breach of Representations and Warranties. Any representation or warranty made by the Borrower to the Lender herein contains an untrue or misleading statement of a material fact as of the date made.

(c)	Insolvency. The Borrower becomes insolvent, is unable to pay its debts as they fall due, enters into liquidation, administration, receivership or any analogous proceeding, or any step is taken or petition filed for any such process.

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6.	Notice of Event of Default. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within 2 Business Days, the Borrower shall notify the Lender in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

7.	Remedies. Upon the occurrence and during the continuance of an Event of Default, the Lender may, at its option, by written notice to the Borrower declare the outstanding principal amount of the Loan, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable.

8.	Costs and Expenses. The Borrower shall, on demand, indemnify the Lender against all reasonable costs, charges and expenses (including legal fees) incurred by the Lender in connection with the negotiation, enforcement or preservation of its rights under this Agreement.

9.	Notices. All notices and other communications relating to this Agreement shall be in writing and shall be deemed given upon transmittal by electronic communication to the email address set out below.

(a)	If to the Borrower:

Attention: General Counsel

E-mail: [***]

(b)	If to the Noteholder:

Attention: [***]

E-mail: [***]

10.	Governing Law and Jurisdiction. This Agreement and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of England and Wales and the Parties submit to the non-exclusive jurisdiction of the courts of England and Wales to decide any dispute arising from this Agreement.

11.	Integration. This Agreement constitutes the entire contract between the Borrower and the Lender with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

12.	Amendments and Waivers. No term of this Agreement may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Lender. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

13.	No Waiver; Cumulative Remedies. No failure by the Lender to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

14.	Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

15.	Counterparts. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (“pdf” or “tif” or any other electronic means that reproduces an image of the actual executed signature page) format shall be as effective as delivery of a manually executed counterpart of this Agreement.

16.	Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Borrower and Lender have executed this Agreement as of [***].

VivoPower International PLC

By
Name:	[***]
Title:	Executive Chairman & CEO

TAG INTL DMCC

By
Name:	[***]
Title:	Director

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